UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2008 (March 26, 2008)
AMSURG CORP.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-22217	62-1493316
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)
(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 26, 2008, the Board of Directors of AmSurg Corp. (the “Company”) approved amendments to the AmSurg Corp. 2006 Stock Incentive Plan (the “2006 Plan”) to (i) add a minimum vesting period requirement of three years for stock awards awarded pursuant to Sections 7, 8 and 9 of the 2006 Plan; (ii) add a provision stating that the Compensation Committee of the Board of Directors of the Company will not waive, on a discretionary basis, or amend the terms of any outstanding awards awarded pursuant to Sections 7, 8 or 9 of the 2006 Plan to terminate restrictions, except upon death, Disability or Retirement (as defined in the 2006 Plan) or upon a Change in Control (as defined in the 2006 Plan), and (iii) add a provision stating that the duration of any performance period pursuant to Section 8 of the 2006 Plan must be at least one year. The Second Amendment to the 2006 Plan is filed as Exhibit 99 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibit 99 — Second Amendment to AmSurg Corp. 2006 Stock Incentive Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi
Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Duly Authorized Officer)

Date: March 28, 2008

INDEX TO EXHIBITS

Exhibit
Number	Description

99	Second Amendment to AmSurg Corp. 2006 Stock Incentive Plan